Exhibit 99.1

CEDAR REALTY TRUST ANNOUNCES FINAL PROCEEDS OF $29.00 PER SHARE

TO COMMON SHAREHOLDERS RESULTING FROM SALE OF ASSETS AND MERGER

Cedar Board of Directors Declares Special Dividend of $19.52 Per Common Share;

Merger Consideration Will Be $9.48 Per Common Share

MASSAPEQUA, N.Y., Aug. 9, 2022 /PRNewswire/ – Cedar Realty Trust (NYSE: CDR) (“Cedar”) today announced that Cedar and Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR) (“Wheeler”) have jointly determined that the proceeds to Cedar common shareholders from the sale of Cedar’s assets and subsequent merger in a series of related all-cash transactions will total $29.00 per share.

Accordingly, Cedar’s Board of Directors today declared a special dividend on shares of Cedar’s outstanding common stock of $19.52 per share, payable to shareholders of record at the close of business on August 19, 2022. Payment of the special dividend is contingent upon the closing of Cedar’s previously announced cash merger transaction with a subsidiary of Wheeler – the final step of the sale process – which is expected to be consummated on or about August 22, 2022. Assuming the merger transaction is consummated on August 22, 2022, payment of the dividend will be made to eligible shareholders on August 26, 2022. Shareholders as of the merger closing date will also be entitled to receive merger consideration of $9.48 per share, payable on or about the same date as the special dividend.

Important Information About the Special Dividend

Due to the nature of the special dividend, as required by the rules of the NYSE, Cedar’s common stock will trade with “due bills”, representing an assignment of the right to receive the special dividend, beginning August 18, 2022, one business day prior to the special dividend record date, through the merger closing date (such period of time the “Due-bill Period”). AS A RESULT, HOLDERS OF CEDAR’S COMMON STOCK ON THE SPECIAL DIVIDEND RECORD DATE MUST HOLD CEDAR COMMON STOCK THROUGH THE MERGER CLOSING DATE IN ORDER TO BE ENTITLED TO RECEIVE THE SPECIAL DIVIDEND. CEDAR COMMON STOCKHOLDERS WHO SELL THEIR SHARES ON OR BEFORE THE MERGER CLOSING DATE WILL NOT BE ENTITLED TO RECEIVE THE SPECIAL DIVIDEND. PURCHASERS OF CEDAR COMMON STOCK DURING THE DUE-BILL PERIOD (EVEN IF THE TRADE WILL SETTLE AFTER THE DUE-BILL PERIOD) WHO HOLD SUCH SHARES ON THE MERGER CLOSING DATE WILL BE ENTITLED TO RECEIVE THE SPECIAL DIVIDEND. STOCKHOLDERS THAT SELL CEDAR COMMON STOCK DURING THE DUE-BILL PERIOD (EVEN IF THE TRADE WILL SETTLE AFTER THE DUE-BILL PERIOD) WILL NOT BE ENTITLED TO RECEIVE THE SPECIAL DIVIDEND.

Due bills obligate a seller of shares of stock to deliver the dividend to the buyer. The due-bill obligations are settled customarily between the brokers representing buyers and sellers of the stock. Cedar has no obligation for either the amount of the due bill or the processing of the due bill. Buyers and sellers of Cedar common stock during the Due-bill Period should consult with their broker before trading in Cedar common stock to be sure they understand the effect of the due-bill procedures.

Cautionary Statement Regarding Forward-Looking Statements

The information included herein, together with other statements and information publicly disseminated by Cedar, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Cedar intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe Cedar’s future plans, strategies and expectations, are generally identifiable by use of the words “may”, “will”, “should”, “estimates”, “projects”, “anticipates”, “believes”, “expects”, “intends”, “future”, and words of similar import, or the negative thereof. Factors that could cause actual results, performance or achievements to differ materially from current expectations include, but are not limited to: (i) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived; (ii) the ability of the merger parties to obtain required financing in connection with the proposed merger; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require Cedar to pay a termination fee or other expenses; (iv) the risk that shareholder litigation in connection with the transactions may result in significant costs of defense, indemnification and liability; (v) the ability and willingness of Cedar’s tenants and other third parties to satisfy their obligations under their respective contractual arrangements with Cedar; (vi) the loss or bankruptcy of Cedar’s tenants, particularly in light of the adverse impact to the financial health of many retailers that has occurred and continues to occur as a result of the COVID-19 pandemic; (vii) the ability and willingness of Cedar’s tenants to renew their leases with Cedar upon expiration, Cedar’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event Cedar exercises its right to replace an existing tenant, and obligations Cedar may incur in connection with the replacement of an existing tenant; (viii) risks related to the market for retail space generally, including reductions in consumer spending, variability in retailer demand for leased space, adverse impact of e-commerce, ongoing consolidation in the retail sector and changes in economic conditions and consumer confidence; (ix) risks endemic to real estate and the real estate industry generally; (x) damage to Cedar’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xi) uninsured losses; (xii) Cedar’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; and (xiv) information technology security breaches. For further discussion of factors that could materially affect the outcome of forward-looking statements, see “Risk Factors” in Part I, Item 1A, of Cedar’s Annual Report on Form 10-K for the year ended December 31, 2021 and other documents that Cedar files with the Securities and Exchange Commission from time to time.

Except for ongoing obligations to disclose material information as required by the federal securities laws, Cedar undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect Cedar’s actual results and may be beyond Cedar’s control. New factors emerge from time to time, and it is not possible for Cedar’s management to predict all such factors or to assess the effects of each factor on Cedar’s business. Accordingly, there can be no assurance that Cedar’s current expectations will be realized.

SOURCE Cedar Realty Trust, Inc.